Exhibit 99.2

Bollinger Motors, Inc.

Financial Statements

Six Months Ended June 30, 2022 and June 30, 2021

Bollinger Motors, Inc.

Unaudited Condensed  Financial Statements

Six Months Ended June 30, 2022 and June 30, 2021

Bollinger Motors, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash	$1,133,052	$3,427,092
Restricted cash	103,372	951,805
Prepaid expenses and other current assets	921,606	1,002,607
Total current assets	2,158,030	5,381,504
Noncurrent assets:
Property, plant and equipment, net	1,120,321	1,386,225
Intangible assets, net	744,675	723,349
Operating leases right of use asset	306,418	-
Total assets	$4,329,444	$7,491,078
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	315,850	596,586
Refundable deposits	103,372	951,805
Operating Lease Liability - Short Term	212,998	-
Accrued expenses and other current liabilities	293,257	382,985
Total current liabilities	925,477	1,931,376
Long term liabilities:
Convertible notes	7,895,000	4,750,000
Accrued interest on convertible notes	387,409	166,082
Operating Lease Liability - Long Term	93,420	-
Other long term liabilities	186,991	-
Total liabilities	9,488,297	6,847,458
Stockholders' (deficit) equity:
Common stock ($0.001 par value, 1,000,000 shares authorized, 533,746 and 522,750 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	534	523
Additional paid in capital	46,339,324	45,805,991
Accumulated deficit	(51,498,711)	(45,162,894)
Total stockholders' (deficit) equity	(5,158,853)	643,620
Total liabilities and stockholders' (deficit) equity	$4,329,444	$7,491,078

See accompanying notes to unaudited financial statements.

Bollinger Motors, Inc.

Condensed Statements of Operations

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating expenses:
Research and development	$3,763,082	$4,734,968
General and administrative	2,753,760	1,901,493
Loss from operations	6,516,842	6,636,461
Other Income:
Other income	(181,025)	(41,081)
Net loss	$6,335,817	$6,595,380

See accompanying notes to unaudited financial statements.

Bollinger Motors, Inc.

Condensed Statements of Changes
in Stockholders’ (Deficit) Equity

(Unaudited)

	Common Stock	Additional Paid in Capital	Accumulated Deficit	Total Stockholders' (Deficit) Equity
Balance at December 31, 2020	509	$39,892,064	$(31,578,463)	$8,314,110
Stock-based compensation	-	18,319	-	18,319
Issuance of common stock, net of issuance costs	13	5,866,927	-	5,866,940
Net loss	-	-	(6,595,380)	(6,595,380)
Balance at June 30, 2021	522	$45,777,310	$(38,173,843)	$7,603,989

Balance at December 31, 2021	523	$45,805,991	$(45,162,894)	$643,620
Stock-based compensation	-	533,344	-	533,344
Issuance of common stock, net of issuance costs	11	(11)	-	-
Net loss	-	-	(6,335,817)	(6,335,817)
Balance at June 30, 2022	534	$46,339,324	$(51,498,711)	$(5,158,853)

See accompanying notes to unaudited financial statements.

Bollinger Motors, Inc. Condensed

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(6,335,817)	$(6,595,380)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	306,179	186,368
Stock-based compensation expense	533,344	18,319
Loss on disposal of property, plant and equipment	17,500	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	81,001	38,969
Operating leases right of use asset	(306,418)	-
Accounts payable	(280,736)	(582,571)
Refundable deposits	(848,433)	33,000
Accrued expenses and other current liabilities	344,598	210,943
Other long term liabilities	280,411	-
Net cash used in operating activities	(6,208,371)	(6,690,352)
Investing activities
Purchases of property, plant and equipment	(39,077)	(260,563)
Purchases of intangible assets	(40,024)	(11,237)
Net cash used in investing activities	(79,101)	(271,800)
Financing activities
Proceeds from issuance of convertible notes	3,145,000	-
Proceeds from issuance of common stock, net of issuance costs	-	5,866,939
Net cash provided by financing activities	3,145,000	5,866,939
Net decrease in cash, cash equivalents and restricted cash	(3,142,472)	(1,095,213)
Cash, cash equivalents and restricted cash, beginning of the period	4,378,897	10,051,082
Cash and cash equivalents and restricted cash, end of the period	$1,236,425	$8,955,869

See accompanying notes to unaudited financial statements.

Bollinger Motors, Inc.

Notes to Condensed Financial Statements

1.	Company Description and Significant Accounting Policies

Organization and Description of Business

Bollinger Motors, LLC was formed in September 2014 as a New York Limited Liability Company and subsequently converted into a Michigan Limited Liability Company thereafter. In November 2020, Bollinger Motors, LLC completed a corporate conversion pursuant to which it was converted into a Delaware corporation and renamed Bollinger Motors, Inc. (“Bollinger” or the “Company”). Bollinger Motors, Inc. is an automotive company that designs and engineers class 4 – 6 electric vehicles for commercial fleets.

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). However, they do not include all the information and footnotes required by GAAP for complete financial statements. In our opinion, the unaudited condensed financial statements include all adjustments (consisting of normal recurring accruals) necessary to make the unaudited condensed financial statements not misleading. Operating results for the six months ended June 30, 2022 are not necessarily indicative of the final results that may be expected for the year ending December 31, 2022.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to a number of risks similar to other early-stage companies, including, but not limited to, the need to obtain adequate additional funding, the need to successfully manufacture and commercialize the Company’s products, and the need to secure and maintain adequate manufacturing arrangements with third parties. If the Company does not successfully manufacture and commercialize any of its products, it will be unable to generate revenue or achieve profitability.

Cash

The Company considers all highly liquid investments with an original maturity of 90 days or less at the time of deposit to be cash equivalents.

Restricted Cash and Refundable Deposits

During October 2019, the Company started accepting $1,000 fully refundable deposits for an opportunity to purchase B1 and B2 vehicles from its future dealer network once it begins selling vehicles. Cash obtained from customer deposits is held by the Company and is restricted from use to fund operations. Refundable deposits are $103 thousand and $952 thousand for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively. At the end of 2021, the Company determined that it would be postponing the development of its B1 and B2 truck programs to focus on the commercial industry and are in process of refunding all customer vehicle deposits during 2022. As a result, related restricted cash and refundable deposits have been classified as current assets and liabilities as of the six months ended June 30, 2022 and for the year ended December 31, 2021.

A reconciliation of cash and restricted cash reported within the Balance Sheets to the amount reported within the Statements of Cash Flows is shown in the table below (in thousands):

	Six Months Ended June 30,
Reconciliation to Statements of Cash Flows	2022	2021
Cash	$1,133	$8,088
Restricted cash	103	868
Total cash and restricted cash reported in the Statements of Cash Flows	$1,236	$8,956

Prepaid Expenses and Other Assets

Prepaid expenses and other assets primarily consist of amounts paid in advance for goods and services to be consumed in the future.

1.	Company Description and Significant Accounting Policies (Continued)

Property, Plant and Equipment, Net

Property, plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the related estimated useful lives as presented in the table below. Significant additions and improvements are capitalized, while repairs and maintenance are charged to expense as incurred.

Asset	Estimated useful life

Building and building improvements	Shorter of life of asset or lease term
Shop and testing equipment	3 to 7 years
Computer hardware and software	3 to 5 years
Vehicles	5 years
Office furniture and equipment	3 to 7 years

Intangible Assets

The Company capitalizes legal costs related to the application for patents and trademarks. Amortization of such patent costs will begin when the related patent is granted to the Company and is recorded on a straight-line basis over a 20 year estimated useful life of the related patents and trademarks.

Impairment of Long-Lived Assets

The Company periodically evaluates property, plant and equipment and intangible assets for impairment whenever events or changes in circumstances indicate that a potential impairment may have occurred. If such events or changes in circumstances arise, the Company compares the carrying amount of the long-lived assets to the estimated future undiscounted cash flows expected to be generated by the long-lived assets. If the estimated aggregate undiscounted cash flows are less than the carrying amount of the long-lived assets, an impairment charge, calculated as the amount by which the carrying amount of the assets exceeds the fair value of the assets, is recorded. The fair value of the long-lived assets is determined based on the estimated discounted cash flows expected to be generated from the long-lived assets. The Company has not recorded any such impairment charges for the periods presented.

Research and Development Expenses

Research and development costs are expensed as incurred. Research and development costs consist of personnel costs, vehicle development costs including contract engineering, prototyping, prototype tooling, and vehicle testing.

General and Administrative Expenses

General and administrative expenses are expensed as incurred. General and administrative expenses consist of personnel costs, allocated facilities expenses, depreciation and amortization, professional services, travel, marketing, promotional and advertising costs. Marketing, promotional and advertising expenses are expensed as incurred. The Company incurred marketing, promotional and advertising costs of approximately $195 thousand and $158 thousand in the six month periods ended June 30, 2022 and 2021, respectively.

Stock-Based Compensation

The Company recognizes the cost of stock-based awards granted to employees and contractors based on the estimated grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. The Company records forfeitures when they occur. The Company determines the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the fair value of common stock, expected price volatility of common stock, expected term, risk-free interest rates, and expected dividend yield.

Common Stock Valuation

Due to the absence of an active market for the Company’s common stock, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, to estimate the fair value of its common stock. The valuation methodology includes estimates and assumptions that require the Company’s judgment. These estimates and assumptions include a number of objective and subjective factors, including external market conditions affecting the electric vehicle industry, and the likelihood of achieving a liquidity event, such as an initial public offering or sale. Significant changes to the key assumptions used in the valuations could result in different fair values of common stock at each valuation date.

1. Company Description and Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements

In December 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years beginning after December 15, 2021, and for interim periods beginning after December 15, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company's financial statements and does not expect it to have a material impact on the financial statements.

In July 2021, the FASB issued ASU 2021-07, Compensation (Topic 718): Stock Compensation to address concerns from stakeholders about the cost and complexity of determining the fair value of equity-classified share-based awards for private companies. It specifically permits private companies to use 409A valuations prepared under U.S. Treasury regulations to estimate the fair value of certain awards under ASC 718. This update is effective for private companies in fiscal year starting after December 15, 2021 and the amendments are applied prospectively. Early adoption is permitted. The Company does not expect adoption of ASU 2021-07 to have a material impact on its financial statements.

2.	Fair Value Measurements

The fair value hierarchy defines fair value as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. ASC 820, Fair Value Measurements and Disclosures, establishes three tiers, which prioritize the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions, as there is little, if any related market activity.

The Company had no financial assets or liabilities required to be measured at fair value as of June 30, 2022 and 2021.

3.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following (in thousands):

	June 30,
	2022	2021
Taxes receivable	$563	$335
Software licenses	219	103
Deposits and prepaid rent	103	126
Dues, subscriptions and other	37	53
Total prepaid expenses and other current assets	$922	$617

4.	Property, Plant and Equipment, Net

Property, plant and equipment, net consists of the following (in thousands):

	June 30,
	2022	2021
Computer hardware and software	$915	$587
Shop and testing equipment	847	380
Building and building improvements	180	159
Office furniture and equipment	150	167
Vehicles	147	135
Tooling	40	58
Construction in progress	15	158
Total property, plant and equipment	2,294	1,644
Accumulated depreciation	(1,174)	(714)
Total property, plant and equipment, net	$1,120	$930

Depreciation expense was approximately $168,000 and $287,000 for the six month periods ended June 30, 2022 and 2021, respectively. On July 31, 2020 the Company purchased $1.1 million of property, plant and equipment and intangible assets in an asset acquisition, as further described in Note 5 Intangible Assets, Net. The asset acquisition resulted in the cost allocation of approximately $304,000 to property, plant and equipment with approximately $58,000 of disposals and write- offs after the acquisition. Additionally, approximately $671,000 in intangible assets and $67,000 security deposit on the Company’s building lease also was recognized as part of the asset acquisition.

5.	Intangible Assets, Net

Intangible assets, net consists of capitalized patent costs, acquired patents and trademarks that are definite-lived intangible assets that are amortized on a straight-line basis over 20 years. As of June 30, 2022 and December 31, 2021, the Company had approximately $745,000 and $723,000 of definite-lived intangible assets, net recorded, respectively. Amortization expense was approximately $19,000 and $18,000 for the six month periods ended June 30, 2022 and 2021, respectively. Intangible assets, net consists of the following (in thousands):

	Weighted Average	June 30, 2022			December 31, 2021
	Remaining Useful Life (years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents and application cost	18	$720	$(66)	$654	$720	$(49)	$671
Trademarks	17	97	(6)	91	57	(5)	52
Total intangible assets		$817	$(72)	$745	$777	$(54)	$723

The Company currently estimates its annual future amortization expense related to its intangible assets is as follows (in thousands):

Year
2022 (six months)	$19
2023	38
2024	38
2025	38
2026	38
Total estimated future amortization expense	$171

As described in Note 4, certain property, plant and equipment and intangibles were acquired on July 31, 2020 as part of an asset acquisition. According to ASC 805 (805-10-55-4), Business Combinations (Topic 805): a business consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. We determined that the acquired group of assets assumed do not include (and also, none of them on a stand- alone basis) include, an input and a substantive process that together significantly contribute to the ability to create output and thus it was determined that the acquired group of assets represented an acquisition of assets rather than a business combination. Accordingly, the cost of the acquisition was allocated to the net assets acquired.

6.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	June 30,
	2022	2021
Prototype accrued expenses	$147	$-
Professional fees	54	18
Property taxes	48	48
Wages and related accrued expenses	44	7
Issuance costs	-	140
Total accrued expenses and other current liabilities	$293	$213

7.	Commitments and Contingent Liabilities

Operating Lease Commitments

Total operating lease costs, recorded within general and administrative expenses in the accompanying Statements of Operations, were approximately $193,000 and $185,000 for the six month period ended June 30, 2022 and 2021, respectively.

As of June 30, 2022, the Company’s future minimum operating lease commitments are as follows (in thousands):

Year	Dollars
2022 (six months)	$333
2023	71
2024	59
Thereafter	-
Total future minimum lease payments	$463

Legal Proceedings

In the ordinary course of business, from time to time, the Company may be subject to a broad range of claims and legal proceedings that relate to employment matters, patent infringement and other claims. The Company establishes accruals when applicable for matters and commitments which it believes losses are probable and can be reasonably estimated. To date, no loss contingency for such matters or potential commitments have been recorded.

8.	Stockholders’ (Deficit) Equity

On June 30, 2021, the Company issued 12,779 shares of common stock to a private investor for cash in the amount of $6.0 million. Only common shares were issued to the private investor in this transaction, the private investor is a minority shareholder, and the proceeds received were recorded net of issuance costs incurred that were directly attributable to the transaction.

On June 30, 2021, the Company issued a warrant to purchase up to 12,779 shares of common stock to a private investor. The warrant is exercisable, in whole or in part, the earlier of the third anniversary of the contract dated June 29, 2021 or a “qualifying event”, as defined in the agreement. A qualifying event includes the acquisition of the Company by another entity by means of any transaction or sale, lease or other disposition of all or substantially all of the assets of the Company or immediately prior to the closing of a firm commitment underwritten public offering. To be exercised, the holder must pay the Company an amount equal to the number of shares purchased, multiplied by the stated exercise price of $469.53. The warrant was accounted for and classified as equity and is included in additional paid-in capital on the balance sheet. Proceeds were allocated to the issued common stock and warrant based on the relative fair value on date of issuance. As of June 30, 2022, the warrant was unexercised. Refer to Note 14 Subsequent Events for further information.

On June 29, 2022, the Company issued 10,650 shares of common stock to a private investor for cash in the amount of $1.0 million. Only common shares were issued to the private investor in this transaction, the private investor is a minority shareholder, and the proceeds received were recorded net of issuance costs incurred that were directly attributable to the transaction. Additionally, the private investor was issued a warrant to purchase up to 10,650 shares of common stock in connection with the Company’s issuance of $1.0 million in convertible notes.

9.	Debt

During 2020, the Company issued $1.75 million of convertible notes to the Company’s Chief Executive Officer with an annual interest rate of 8%. During 2021, the Company issued an additional $1.0 million convertible note to the Company’s Chief Executive Officer and issued $2.0 million of convertible notes to accredited investors. The convertible notes have a 30-month maturity and an annual interest rate of 8%.

During 2022, the Company issued an additional $2.1 million of convertible notes to the Company’s Chief Executive Officer and issued $1.0 million of convertible notes to accredited investors. The convertible notes to the Company’s Chief Executive Officer have a 30-month maturity and an annual interest rate of 8%. The convertible notes to the accredited investors have a 24-month maturity and an annual interest rate of 20%.

All convertible notes are convertible into shares of common stock upon a “conversion event”, which is defined as a change of control transaction or a significant subsequent equity financing. In the event of a conversion prior to maturity, the convertible notes automatically convert into a number of shares determined by dividing the principal amount and all accrued and unpaid interest by a conversion price equal to the qualified purchase price (price per share related to the qualifying conversion event) multiplied by 0.8.

The convertible notes payable balance was approximately $7.9 million at June 30, 2022.

The Company recorded interest expense in its Statements of Operations of approximately $69,000 and $221,000 for the six month periods ended June 30, 2022 and 2021, respectively.

10.	Related Party Transactions

Convertible Notes

Approximately $4.9 million of the outstanding principal balance of convertible notes payable are held by the Company’s Chief Executive Officer.

11.	Stock-Based Compensation Expense

The Bollinger Motors, Inc. Equity Incentive Plan provides for the grant of incentive and nonqualified stock options to purchase Bollinger Motors, Inc. common stock to employees, directors, and non-employees. Options are granted at a price not less than the fair market value on the date of grant and generally vest over a period of three to four years. Options generally expire ten years from the date of grant.

12.	Defined Contribution Plan

The Company sponsors a 401(k) retirement savings plan (the “401(k) Plan”) for the benefit of its employees who satisfy certain eligibility requirements. Under the 401(k) Plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax (Roth) basis through contributions to the 401(k) Plan. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) Plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) Plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) Plan. The Company made contributions to the 401(k) Plan for eligible participants of approximately $55,000 and $30,000 in the six month periods ended June 30, 2022 and 2021, respectively.

13.	Subsequent Events

The Company has evaluated subsequent events through November 21, 2022, the date that the financial statements were available to be issued.

On September 7, 2022, the Company’s stockholders entered into a series of purchase agreements with Mullen Automotive, Inc. (“Mullen”), resulting in Mullen owning approximately 60% of the equity interests in Bollinger. This transaction represented a change in control which triggered an automati conversion of the Company’s outstanding debt into shares of common stock.

In October 2022, the Company entered into a five-year lease extension, effective January 1, 2023, for the Company’s Oak Park Headquarters at 14925 W 11 Mile Rd in Oak Park, MI,.